UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COLUMBIA ETF TRUST I

(Exact Name of Registrant as Specified in Charter)

Massachusetts	(See Below)
(State of Incorporation or Organization)	(I.R.S Employer Identification No.)

225 Franklin Street, Boston, Massachusetts 02110

(Address of Principal Executive Officers) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on Which Each Class to be Registered	I.R.S. Employer Identification Number
Columbia Sustainable Global Equity Income ETF	NYSE Arca, Inc.	81-2187181
Columbia Sustainable International Equity Income ETF	NYSE Arca, Inc.	81-2176094
Columbia Sustainable U.S. Equity Income ETF	NYSE Arca, Inc.	81-2136386

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-209996; 811-22736

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Columbia Sustainable Global Equity Income ETF, Columbia Sustainable International Equity Income ETF and Columbia Sustainable U.S. Equity Income ETF, each a series of Columbia ETF Trust I (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-209996; 811-22736) filed on May 31, 2016, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-209996; 811-22736), as filed with the Securities and Exchange Commission on May 31, 2016.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-209996; 811-22736), as filed with the Securities and Exchange Commission on May 31, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLUMBIA ETF TRUST I

Date: June 10, 2016	By:	/s/ Christopher O. Petersen
Christopher O. Petersen
President and Principal Executive Officer